UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2011, Oxygen Biotherapeutics, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with William Blair & Company, L.L.C. (the “Placement Agent”) relating to a $7.5 million registered direct offering (the “Offering”), of units (the "Units") by the Company to certain institutional investors, consisting of an aggregate $7.5 million of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) and warrants (the "Warrants") to purchase approximately 1,689,192 shares of Common Stock, par value $0.0001 per share.

The sale of the Units is being made pursuant to a Securities Purchase Agreement, dated December 8, 2011 (the “SPA”), entered into with each of the investors.  The Offering is scheduled to fund in two installments.  The first installment of the Offering is expected to be completed on December 12, 2011, subject to customary closing conditions.  Upon closing, the investors will purchase $3.5 million of newly issued Preferred Stock and related Warrants.  Subject to the Company meeting certain conditions, there is a second mandatory installment whereby the Company may issue up to an additional $4 million of Preferred Stock and Warrants.  The second installment would fund when the first installment is fully redeemed by the Company, at approximately the six month anniversary of the initial closing.

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), that the Company filed with the Secretary of State of the State of Delaware on December 8, 2011.  Each share of Preferred Stock is initially convertible at $2.22 per share of Common Stock (the “Conversion Price”) at any time at the option of the holder, subject to adjustment in certain circumstances.  Pursuant to the terms of the Certificate of Designations, the Company will redeem one-sixth of the principal of the Preferred Stock per month in six installments.  The repayment of principal is payable in cash or, provided certain conditions are met each payment period, in registered Common Stock at the Company's discretion.  If paid in stock, the redemption price will be the lesser of the Conversion Price then in effect and 90% of a calculated market price of the common stock.  The Preferred Stock also bears a dividend rate of 7% per annum, payable monthly in cash or, provided certain conditions are met each payment period, in registered Common Stock at a calculated market price, at the Company’s discretion.  In addition, under certain circumstances, including breach by the Company of the terms of the Preferred Stock, the investors may require redemption of the outstanding balance of the Preferred Stock in cash at the greater of 125% of the stated value of such shares and the current value of the underlying Common Stock plus a make-whole amount on dividends.  In the event of the Company’s liquidation, dissolution, or winding up, holders of the Preferred Stock will be paid before any proceeds are distributed to the holders of Common Stock.  Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Preferred Stock will be required to amend the terms of the Preferred Stock.

The Warrants are exercisable one year after issuance, have a five-year term from the date they become exercisable, and are exercisable at an exercise price of $2.22 per share of Common Stock. The exercise price of the Warrants is subject to adjustment upon the issuance of any common stock or securities convertible into Common Stock below the then-existing exercise price.

In the event of certain change in control transactions (i) the holders of the Preferred Stock have the right to have their shares assumed by the surviving entity or redeemed in cash at the greater of 120% of the stated amount of such shares or the current value of the underlying Common Stock plus a make-whole amount on dividends, and (ii) the holders of the Warrants have the right to have their Warrants assumed by the surviving entity or repurchased at the Black-Scholes value of such Warrants.  Additionally, the Company may not issue shares of Common Stock pursuant to the Offering equal to or exceeding 20% of the Company’s outstanding Common Stock pursuant to the rules of the Nasdaq Stock Market and a holder of Preferred Stock will be prohibited from converting Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (subject to adjustment as set forth in the Certificate of Designations of the Preferred Stock and in the Warrants) of the total number of shares of the Company’s Common Stock then issued and outstanding.  Furthermore, the second installment of $4.0 million may be reduced if the Company does not have sufficient capacity under the 20% limitation to ensure delivery of all shares in the second installment.  In addition, pursuant to the SPA and certain lock-up agreements (the “Lock-Up Agreements”), the Company, our officers and our directors are prohibited from engaging in certain transactions with respect to shares of our Common Stock until 90 days after the date of the second closing in the Offering.

The aggregate net proceeds to the Company, after deducting placement agent fees and other estimated offering expenses payable by the Company, are expected to be approximately $6.71 million.  The Placement Agent will receive a placement fee equal to 7% of the gross proceeds of the Offering.  The Company will also reimburse the Placement Agent in connection with the Offering, which shall not exceed the lesser of (i) $50,000, or (ii) 8% of the gross proceeds received by us from the Offering, less the Placement Agent’s placement fee.  The Placement Agency Agreement contains customary representations, warranties, and covenants by the Company.  It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered.

The Placement Agency Agreement, the Form of Warrant, the Form of Certificate of Designations, the Form of Securities Purchase Agreement and the Form of Lock-up Agreement, are filed as Exhibits 1.1, 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

The Units were offered and sold pursuant to a prospectus supplement dated December 8, 2011 and an accompanying prospectus dated April 14, 2010, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165733).

ITEM 8.01  OTHER EVENTS

On December 9, 2011, the Company issued a press release announcing the Offering described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
Exhibit 1.1	Placement Agency Agreement, dated December 8, 2011, between Oxygen Biotherapeutics, Inc. and William Blair & Company, L.L.C., as placement agent
Exhibit 4.1	Form of Warrant
Exhibit 4.2	Form of Certificate of Designations
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Lock-up Agreement
Exhibit 99.1	Press Release dated December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	Oxygen Biotherapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 1.1	Placement Agency Agreement, dated December 8, 2011, between Oxygen Biotherapeutics, Inc. and William Blair & Company, L.L.C., as placement agent
Exhibit 4.1	Form of Warrant
Exhibit 4.2	Form of Certificate of Designations
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Lock-up Agreement
Exhibit 99.1	Press Release dated December 9, 2011